Exhibit 99.1

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

BENEFICIAL HOLDER BALLOT-PROXY FOR VOTING ON

(A) THE MERGER OF DEX ONE CORPORATION AND SUPERMEDIA INC. AND

(B) THE JOINT PREPACKAGED CHAPTER 11 PLAN OF DEX ONE CORPORATION, ET AL.1

IMPORTANT NOTE:	PLEASE CAREFULLY READ AND FOLLOW THE ENCLOSED INSTRUCTIONS FOR COMPLETING THIS BALLOT-PROXY, AND READ THE REGISTRATION STATEMENT ON FORM S-4 (THE “S-4”) AND THE JOINT PREPACKAGED CHAPTER 11 PLAN OF DEX ONE CORPORATION, ET AL. (THE “PLAN”) INCLUDED WITH THIS BALLOT-PROXY, BEFORE COMPLETING THIS BALLOT-PROXY. THIS BALLOT-PROXY PERMITS YOU TO VOTE ON THE PROPOSED MERGER (THE “MERGER”) AMONG DEX ONE CORPORATION AND ITS SUBSIDIARIES (COLLECTIVELY, “DEX ONE”) AND SUPERMEDIA INC. AND ITS SUBSIDIARIES (COLLECTIVELY, “SUPERMEDIA”), AND INFORMS YOU OF THE PROPOSED AMENDMENT AND RESTATEMENT OF DEX ONE’S SENIOR SECURED CREDIT FACILITIES (THE “AMENDMENTS”, AND TOGETHER WITH THE MERGER, THE “TRANSACTION”), EACH AS MORE FULLY DESCRIBED IN THE S-4 AND THE PLAN. IF DEX ONE OBTAINS AN INSUFFICIENT NUMBER OF LENDER CONSENTS TO APPROVE THE AMENDMENTS OR AN INSUFFICIENT NUMBER OF SHAREHOLDER VOTES TO APPROVE THE MERGER UNDER APPLICABLE LAW ON AN OUT-OF-COURT BASIS, DEX ONE MAY FILE FOR CHAPTER 11 BANKRUPTCY. TO THAT END, THIS BALLOT-PROXY ALSO PERMITS YOU TO VOTE ON THE PLAN, WHICH IS SUBJECT TO BANKRUPTCY COURT APPROVAL AND WHICH CONTEMPLATES CONSUMMATING THE TRANSACTION UPON THE EMERGENCE OF DEX ONE AND, IF APPLICABLE, SUPERMEDIA FROM CHAPTER 11 BANKRUPTCY. DEX ONE IS ALSO SOLICITING LENDER CONSENTS TO THE AMENDMENTS ON AN OUT-OF-COURT BASIS SIMULTANEOUSLY WITH THE SOLICITATION OF THE VOTES ON THE PLAN. PLEASE NOTE THAT YOUR RIGHTS ARE DIFFERENT BASED ON WHETHER THE TRANSACTION IS CONSUMMATED OUT OF BANKRUPTCY COURT OR THROUGH A CHAPTER 11 BANKRUPTCY PROCESS. NEITHER DEX ONE NOR SUPERMEDIA HAVE COMMENCED CHAPTER 11 CASES.

DEADLINE:	THIS BALLOT-PROXY (IF PRE-VALIDATED AS DIRECTED BELOW) OR THE MASTER BALLOT-PROXY REFLECTING THE VOTE CAST ON THIS BALLOT-PROXY SUBMITTED BY YOUR NOMINEE MUST BE COMPLETED, EXECUTED, AND RETURNED SO THAT IT IS ACTUALLY RECEIVED BY EPIQ SYSTEMS (THE “VOTING AGENT”) PRIOR TO 1:30 P.M. PREVAILING EASTERN TIME ON [ ], 2013 (THE “VOTING DEADLINE”).

QUESTIONS:	If you have any questions regarding this ballot-proxy, the enclosed voting instructions, the procedures for voting, or need to obtain additional solicitation materials, please contact Epiq Systems at (646) 282-2500 or at the following address: Dex One Corporation Ballot Processing Center, c/o Epiq Systems, FDR Station, P.O. Box 5014, New York, NY 10150-5014.

[1]	Capitalized terms used but not defined herein have the meanings ascribed to them in the S-4 or the Plan, as applicable.

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

BENEFICIAL HOLDER NOTICE:	You have received this ballot-proxy because you are a beneficial holder of Dex One Corporation’s common stock (or, as otherwise defined for purposes of the Plan, of Class 9 Interests) on Dex One’s books and records as of January 25, 2013 (the “Voting Record Date”). Accordingly, as described more fully in the S-4, you have the right to vote (a) for, against, or abstain with respect to the three proposals related to the out-of-court Merger, and (b) to accept or reject the Plan.

This ballot-proxy may not be used for any purpose other than for casting votes with respect to the proposals related to the out-of-court Merger and the Plan, and making certain certifications with respect to the out-of-court Merger and the Plan. If you believe you have received this ballot-proxy in error, or if you believe that you have received the wrong ballot-proxy, please contact the Voting Agent immediately.

You should review the S-4 and the Plan before you vote on the proposals related to the out-of-court Merger and the Plan. And you may wish to seek legal advice concerning the proposals related to the out-of-court Merger, the Amendments, and the Plan, as well as your rights if Dex One seeks to consummate the Transaction out of court or if Dex One seeks to consummate the Transaction through bankruptcy, as discussed below, before voting on the proposals related to the out-of-court Merger and the Plan.

TRANSACTION BACKGROUND:

Dex One is soliciting votes to, among other items, accept or reject (a) the Merger, (b) the Amendments, and (c) the Plan from its shareholders and senior secured lenders, as applicable, all as more fully described in the S-4 and the Plan. Dex One seeks to consummate the Merger and the Amendments through an out-of-court process, which requires that Dex One receive 100% consent for the Amendments from its senior secured lenders[2] and the approval of a majority of its holders of common stock with respect to the Merger. If Dex One receives the necessary lender consents and shareholder approval to consummate the Merger and the Amendments out of court, and does not seek to consummate the Transaction through the Plan, then your vote on the Plan will be disregarded. Alternatively, if Dex One does not receive the necessary lender consents and approving shareholder votes to consummate the Merger and the Amendments out of court, and for other reasons described in the S-4 and the Plan, then Dex One may file bankruptcy cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”) and seek to consummate the Transaction through a bankruptcy process and the Plan. In such instance, your vote on the Plan will be counted as set forth herein. The Bankruptcy Court may approve the Plan, which contemplates effecting the Transaction, and the Plan then would be binding on you, if holders of at least two-thirds in amount and more than one-half in number of Allowed Claims in each Class of Claims that vote on the Plan, and holders of at least two-thirds in amount of Allowed Interests held by Interest holders that vote on the Plan, vote to accept the Plan, and/or if the Plan otherwise satisfies the requirements of section 1129 of the Bankruptcy Code.

Whether the Merger is consummated out of court or through a bankruptcy process, you will receive the same number of equity interests in the surviving company on account of your equity interests in Dex One Corporation. However, if Dex One files for bankruptcy, you may have other rights that are affected as described below and more fully in the S-4 and Plan.

[2]	Please note that such lender consents are being sought through a separate solicitation process.

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

TREATMENT OF YOUR INTEREST:

Subject to the terms and conditions of the Merger Agreement or the Plan, as applicable, you will receive the following treatment if the Merger and the Amendments are consummated:

Out of Court: 0.2 shares of Newdex Common Stock in exchange for each share of Dex One Corporation common stock you hold; and

In Bankruptcy: 0.2 shares of Newdex Common Stock in exchange for each share of Allowed Class 9 Interests (i.e., shares of Dex One Corporation common stock) you hold.

For additional discussion of your treatment and rights under the various transaction scenarios described herein, please read the S-4 and the Plan.

VOTING — COMPLETE THIS SECTION

ITEM 1: NUMBER OF SHARES HELD	The undersigned hereby certifies that, as of the Voting Record Date, the undersigned was the holder of the following number of shares of Dex One Corporation common stock (i.e., Class 9 Interests, as defined in the Plan) (please fill in the number of shares requested below if not otherwise completed by your Nominee ):

NUMBER OF SHARES / INTERESTS:

If a Nominee holds your shares of Dex One Corporation common stock (i.e., Class 9 Interests), and you do not know the number of such shares, please contact your Nominee immediately.

ITEM 2: PROXY VOTE ON MERGER PROPOSALS (OUT OF COURT PROCESS)

THIS BALLOT-PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The Board of Directors recommends a vote “FOR” Items 2(a), 2(b) and 2(c) below.

Note: You may vote for, against, or abstain on the following three proposals. Any ballot-proxy that is executed and returned will be voted as directed on the following three items, or, if no direction or unclear direction is given will be voted “FOR” Items 2(a), 2(b), and 2(c) in accordance with the recommendation of the Board of Directors, consistent with the provisions of the Delaware General Corporation Law.

The undersigned holder of the shares of Dex One Corporation common stock set forth in Item 1 above votes to (please check one):

	For	Against	Abstain
Item 2(a): Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of December [5], 2012, by and among Dex One Corporation, Newdex, Inc. and, Spruce Acquisition Sub, Inc., as such agreement may be amended from time to time, and the transactions it contemplates.	☐	☐	☐

Item 2(b): Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Dex One Corporation’s named executive officers that is based on or otherwise relates to the Transaction.	☐	☐	☐

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

Item 2(c): Proposal to approve the adjournment of the special meeting, including, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve either Item 2(a) or Item 2(b).	☐	☐	☐

ITEM 3: VOTE TO ACCEPT OR REJECT THE PLAN (IN COURT PROCESS)

You may vote to accept or reject the Plan. You must check one of the boxes below in order to have your vote counted.

The undersigned holder of the Class 9 Interests set forth in Item 1 above votes to (please check one):

	☐	ACCEPT (VOTE FOR) THE PLAN (IN COURT PROCESS)
	☐	REJECT (VOTE AGAINST) THE PLAN (IN COURT PROCESS)

Note, you are voting all of your Class 9 Interests either to accept or reject the Plan. You may not split your vote. If you do not indicate that you either accept or reject the Plan by checking the applicable box above, your ballot-proxy with respect to this Item 3 will not be counted, consistent with the provisions of the Bankruptcy Code. If you indicate that you both accept and reject the Plan by checking both boxes above, your ballot-proxy with respect to this Item 3 will not be counted, consistent with the provisions of the Bankruptcy Code.

ITEM 4: OTHER CERTIFICATIONS AND APPOINTMENT OF PROXY	By signing this ballot-proxy, the undersigned certifies that:
	1.	the undersigned is (a) the holder of the Dex One Corporation common stock (Class 9 Interests) being voted, or (b) the authorized signatory for an entity that is a holder of such shares;
2.

the undersigned has received a copy of the S-4 and the other solicitation materials, including the Plan, and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein;

	3.	the undersigned has not relied on any information except what is included in the S-4 and the Plan;
	4.	the undersigned has cast the same vote with respect to all of its Dex One Corporation common stock (Class 9 Interests) in connection with the Plan;
5.

no other ballot-proxy with respect to the number of the Dex One Corporation common stock (Class 9 Interests) identified in Item 1 have been cast or, if any other ballot-proxies have been cast with respect to such interests, then any such earlier ballot-proxies are hereby revoked; and

	6.	the undersigned has received the Notice of Special Meeting of Dex One Corporation and the accompanying proxy statement and appoints Alfred T. Mockett and Mark W. Hianik and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated in Item 2 of this ballot-proxy all of the common shares of Dex One Corporation which the undersigned has the power to vote as identified in Item 1, with all powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Dex One Corporation or any adjournment or postponement thereof.

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

BALLOT-PROXY COMPLETION INFORMATION — COMPLETE THIS SECTION

Beneficial Holder Name:

Social Security (Last 4 Digits) or Federal Tax Identification Number (Optional):

Signature:

Signatory Name (if other than the beneficial holder):

Title:

Address:

Date Completed:

PLEASE COMPLETE, SIGN, AND DATE THIS BALLOT-PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS BALLOT-PROXY OR, IF APPLICABLE, THE MASTER BALLOT-PROXY CAST ON YOUR BEHALF MUST BE COMPLETED, EXECUTED, AND RETURNED SO THAT IT IS ACTUALLY RECEIVED BY THE VOTING AGENT PRIOR TO 1:30 P.M. PREVAILING EASTERN TIME ON [            ], 2013.

Important Information Regarding Releases Under the Plan:

As described above and more fully in the S-4, if Dex One receives the necessary senior secured lender consents and shareholder approval to consummate the Transaction out of court, Dex One does not anticipate filing chapter 11 cases. If, however, Dex One files for chapter 11 bankruptcy and seeks Bankruptcy Court approval of the Plan to consummate the Transaction through a bankruptcy process, the release provisions under the Plan will apply. The Plan includes the following release provisions:3

Relevant Definitions

“Exculpated Party” means each of the following in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the SuperMedia Debtors; (d) the RHDI Secured Lenders and the RHDI Administrative Agent; (e) the Dex East Secured Lenders and the Dex East Administrative Agent; (f) the Dex West Secured Lenders and the Dex West Administrative Agent; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s successors and assigns and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals.

“Released Party” means each of the following in its capacity as such: (a) the Debtors; (b) the RHDI Secured Lenders and the RHDI Administrative Agent; (c) the Dex East Secured Lenders and the Dex East Administrative Agent; (d) the Dex West Secured Lenders and the Dex West Administrative Agent; and (e) with respect to each of the foregoing Entities in clauses (a) through (d), such Entity’s successors and assigns, and current and former

[3]

The Plan provisions referenced herein are for summary purposes only and do not include all provisions of the Plan that may affect your rights. If there is any inconsistency between the provisions set forth herein and the Plan, the Plan governs. You should read the Plan before completing this ballot-proxy.

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals.

“Releasing Parties” means each of the following in its capacity as such: (a) the RHDI Secured Lenders and the RHDI Administrative Agent; (b) the Dex East Secured Lenders and the Dex East Administrative Agent; (c) the Dex West Secured Lenders and the Dex West Administrative Agent; and (d), without limiting the foregoing clauses (a), (b) and (c), each holder of a Claim or an Interest other than a holder of a Claim or an Interest that has voted to reject the Plan or is a member of a Class that is deemed to reject the Plan.

Section 8.2: Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for herein, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, and liabilities whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could possibly have been asserted directly or indirectly on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, the Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases, the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreements and other agreements reflecting long-term indebtedness), the Dex One Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan and Disclosure Statement or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, other than Claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the Reorganized Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.2, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.2; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors asserting any Claim or Cause of Action released by this Section 8.2.

Section 8.3: Releases by Holders of Claims and Interests

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Debtors, the Reorganized Debtors, the Estates, and the Released Parties from any and all Claims, Interests, obligations, rights, liabilities, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances,

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and actions against any Entities under the Bankruptcy Code) whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreements and other agreements reflecting long-term indebtedness), the Dex One Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date of the Plan. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.3, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Debtors, the Reorganized Debtors, the Estates, and the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.3; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Entity granting a release under this Section 8.3 from asserting any Claim or Cause of Action released by this Section 8.3.

Section 8.5: Injunction

Except as otherwise provided herein or for obligations issued pursuant hereto, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 8.2 or Section 8.3, discharged pursuant to Section 8.1, or are subject to exculpation pursuant to Section 8.4 are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (e) commencing or continuing in any manner any action or other proceeding

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated, or settled pursuant to the Plan.

INSTRUCTIONS FOR COMPLETING THIS BALLOT-PROXY:

1.      This ballot-proxy contains separate and independent voting options for each of (a) the proposals related to the out-of-court Merger, and (b) the Plan. Vote on EACH of the proposals related to the out-of-court Merger and the Plan. This ballot-proxy also contains information about the Amendments, but you are not entitled to vote on that transaction in your capacity as a shareholder.

2.      You MUST: (a) fully complete the ballot-proxy; (b) clearly indicate your decisions with respect to the proposals related to the out-of-court Merger and the Plan in the boxes provided in this ballot-proxy; and (c) sign, date and return the ballot-proxy to the address set forth on the enclosed pre-addressed envelope as discussed below.

3.      Any ballot-proxy submitted that is incomplete or illegible, indicates unclear or inconsistent votes on the proposals related to the out-of-court Merger or the Plan, as applicable, or is improperly signed and returned will NOT be counted unless Dex One otherwise determines in its sole discretion; provided, however, that if a box is not checked with respect to the vote on any of the proposals in Item 2 (but the ballot-proxy is otherwise properly executed and returned), such votes will be counted as a vote(s) “FOR” the applicable proposal.

4.      You MUST deliver your ballot-proxy to the following:

(a)    If you received a ballot-proxy and a return envelope addressed to your Nominee,[4] you must return your completed ballot-proxy directly to your Nominee in accordance with the instructions provided by your Nominee, and, in any event, in sufficient time to permit your Nominee to deliver your votes to the Voting Agent prior to the Voting Deadline.

(b)    If you received a pre-validated ballot-proxy (executed by your Nominee) and a return envelope addressed to Epiq Systems (the Voting Agent), you must deliver your completed ballot-proxy directly to the Voting Agent at one of the following addresses so as to be ACTUALLY RECEIVED by the Voting Agent on or before the Voting Deadline, which is 1:30 p.m. prevailing Eastern Time on [            ], 2013:

(i)     Via First Class or Regular Mail:

Dex One Corporation Ballot Processing Center c/o Epiq Systems

FDR Station, P.O. Box 5014

New York, New York 10150-5014

[4]

The broker, dealer, commercial bank, trust company, savings and loan, financial institution, or other such party in whose name your beneficial ownership in Dex One Corporation common stock is registered or held of record on your behalf as of the Voting Record Date.

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

(ii)    Via Overnight Courier or Hand Delivery:

Dex One Corporation Ballot Processing Center

c/o Epiq Systems

757 Third Avenue, 3rd Floor

New York, New York 10017

5.      Any ballot-proxy received by the Voting Agent (including via a Nominee on a master ballot-proxy) after the Voting Deadline, will not be counted with respect to the proposals related to the out-of-court Merger or Plan, as applicable, unless Dex One otherwise determines in its sole discretion. No ballot-proxy may be withdrawn or modified after the Voting Deadline without Dex One’s prior consent.

6.      Delivery of a ballot-proxy or master ballot-proxy reflecting your vote to the Voting Agent will be deemed to have occurred only when the Voting Agent actually receives the originally executed ballot-proxy or master ballot-proxy (as applicable). In all cases, you should allow sufficient time to assure timely delivery. Failure to cast a vote in favor of the proposals related to the out-of-court Merger has the same effect as a vote cast against such proposals related to the out-of-court Merger.

7.      If you deliver multiple ballot-proxies to the Voting Agent or Nominee, as applicable, ONLY the last properly executed ballot-proxy timely received will be deemed to reflect your intent and will supersede and revoke any prior ballot-proxy.

8.      You must vote all of your equity interests in Dex One either to accept or reject the Plan, and may not split your vote.

9.      This ballot-proxy does not constitute, and shall not be deemed to be, a Proof of Claim or Interest, or an assertion or admission of a Claim or an Interest, in Dex One’s bankruptcy cases, if filed.

10.    SIGN AND DATE your ballot-proxy.[5] In addition, please provide your name and mailing address if it is different from that set forth on the attached mailing label or if no such mailing label is attached to the ballot-proxy.

[5]

If you are signing a ballot-proxy in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, or officer of a corporation or otherwise acting in a fiduciary or representative capacity, you must indicate such capacity when signing and, if required or requested by the Voting Agent, Dex One, Dex One’s counsel, or the Bankruptcy Court, must submit proper evidence to the requesting party of authority to so act on behalf of such holder.

Dex One Corporation, et al.

Class 9 Beneficial Holder Ballot-Proxy

11.    With respect to the Plan only, if you hold Claims or Interests in more than one class under the Plan, you may receive more than one ballot-proxy coded for each different class. Each ballot-proxy votes only your Claims or Interests indicated on that ballot-proxy. Accordingly, complete and return each class-specific ballot-proxy you receive.